Exhibit 99.1

LKQ CORPORATION ANNOUNCES RESULTS FOR FOURTH QUARTER AND FULL YEAR 2014

•Annual revenue growth of 33% to a record $6.74 billion
•Full year 2014 diluted EPS increases 22%
•Annual organic revenue growth for parts and services of 9%
•Announces 13 new Euro Car Parts branches for 2015

Chicago, IL (February 26, 2015) - LKQ Corporation (Nasdaq:LKQ) today announced results for its fourth quarter and full year ended December 31, 2014. For the fourth quarter, net income was $80.5 million, an increase of 3.3% compared to the fourth quarter of 2013, and diluted earnings per share was $0.26, flat year over year. For the full year 2014, net income was $381.5 million, an increase of 22.4% compared to 2013, and diluted earnings per share was $1.25, a 22.5% increase over the $1.02 reported for 2013. The Company noted that full year 2014 and 2013 diluted earnings per share included charges equal to $0.02 and $0.04, respectively, per share resulting from restructuring and acquisition related expenses, losses on debt extinguishment and the change in fair value of contingent consideration liabilities.

"Despite the worse than expected headwinds of deteriorating scrap prices and currency devaluations we faced during the fourth quarter and their negative effects on our fourth quarter earnings, we delivered solid results for full year 2014 with double digit revenue and diluted earnings per share growth. I am particularly pleased with our parts and services growth of 8.7% for the fourth quarter and 9% for the full year. We also reached a major milestone in 2014 by surpassing $6 billion in annual revenue for the first time,” stated Robert Wagman, President and Chief Executive Officer of LKQ Corporation.

Fourth Quarter 2014 Reported Results

For the fourth quarter of 2014, revenue was $1.68 billion compared with $1.32 billion for the fourth quarter of 2013, an increase of 27.9%. Net income for the fourth quarter was $80.5 million compared with $77.9 million in the prior year, an increase of 3.3%. For the fourth quarter, total organic revenue growth was 7.1%, including parts and services revenue growth of 8.7%. Acquisition revenue growth for the fourth quarter was 22.2%.

Full Year 2014 Reported Results

For the full year of 2014, revenue was $6.74 billion compared with $5.06 billion in 2013, an increase of 33.1%. Net income for the full year was $381.5 million compared with $311.6 million for the prior year, an increase of 22.4%. For the full year, total organic revenue growth was 7.1%, including parts and services revenue growth of 9.0%. Acquisition revenue growth for 2014 was 25.5%.

Balance Sheet and Liquidity

As of December 31, 2014, LKQ’s balance sheet reflected cash and equivalents of $115 million and outstanding debt of $1.86 billion, including obligations outstanding under the Company’s credit facilities of $1.10 billion ($433 million of term loans and $664 million of revolver borrowings), senior notes of $600 million, and outstanding borrowings under the Company's asset securitization facility of $95 million. Total availability under the Company’s credit facilities at December 31, 2014 was approximately $1.1 billion.

Other Events

In addition to the previously announced acquisition of Stag Parkway Holding Company, a supplier of RV parts and accessories, during the fourth quarter of 2014, LKQ acquired a specialty aftermarket distributor with locations in Ohio and Pennsylvania; and a salvage business with locations in Sweden and Norway. LKQ’s European operations opened ten Euro Car Parts branches in the fourth quarter of 2014 and plans to open 13 new branches during 2015.

Mr. Wagman added, “Our acquisition of the European salvage business demonstrates our commitment to replicating the success of our collision model in Europe and to actively grow the use of alternative collision parts beyond North America.”

On November 10, 2014, Sukhpal Singh Ahluwalia was elected to LKQ’s Board of Directors.

Company Outlook

2015 Guidance
Organic revenue growth for parts & services	6.5% to 9.0%
Net income	$420 million to $450 million
Diluted EPS	$1.36 to $1.46
Cash flow from operations	Approximately $425 million
Capital expenditures	$150 million to $180 million

Referring to the 2015 earnings per share guidance Mr. Wagman commented "The declines we saw in the foreign currency rates in the fourth quarter of 2014 have continued into the first quarter of 2015 with the British Pound, Euro, and Canadian Dollar all weakening compared to the US Dollar.  During that same period we have also seen the markets for scrap steel, copper and other commodities trend lower. We estimate that these headwinds will negatively impact 2015 EPS approximately four cents per share due to weaker foreign currencies and an additional six cents per share related to lower commodity prices compared to 2014.”

Guidance for 2015 is based on current conditions (including 2015 acquisitions completed to date) and excludes the impact of restructuring and acquisition related expenses; gains or losses related to acquisitions or divestitures (including changes in the fair value of contingent consideration liabilities); and capital spending related to future business acquisitions.

Quarterly Conference Call

LKQ will host a conference call and webcast on February 26, 2015 at 10:00 a.m. Eastern Time (9:00 a.m. Central Time) with members of senior management to discuss the Company's results.

To access the investor conference call, please dial (877) 407-0668. International access to the call may be obtained by dialing (201) 689-8558. The audio webcast can be accessed via the Company's website at www.lkqcorp.com in the Investor Relations section.

A replay of the conference call will be available by telephone at (877) 660-6853 or (201) 612-7415 for international calls. The telephone replay will require you to enter conference ID: 13599524#. An online replay of the audio webcast will be available on the Company's website. Both formats of replay will be available through March 27, 2015. Please allow approximately two hours after the live presentation before attempting to access the replay.

About LKQ Corporation

LKQ Corporation (www.lkqcorp.com) is a leading provider of alternative and specialty parts to repair and accessorize automobiles and other vehicles.  LKQ has operations in North America, the United Kingdom, the Netherlands, Belgium, France, Scandinavia, Australia and Taiwan. LKQ offers its customers a broad range of replacement systems, components, equipment and parts to repair and accessorize automobiles, trucks, and recreational and performance vehicles.

Forward Looking Statements

The statements in this press release that are not historical in nature are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements regarding our outlook or guidance, expectations, beliefs, hopes, intentions or strategies. Forward-looking statements involve risks and uncertainties, some of which are not currently known to us. Actual events or results may differ materially from those expressed or implied in the forward looking statements as a result of various factors.

These factors include:

•
Changes in economic and political activity in the U.S. and other countries in which we are located or do business, and the impact of these changes on the demand for our products and our ability to obtain financing for operations;

•	fluctuations in the pricing of new original equipment manufacturer (“OEM”) replacement products;

•	the availability and cost of our inventory;

•	variations in the number of vehicles sold, vehicle accident rates, miles driven, and the age profile of vehicles in accidents;

•	changes in state or federal laws or regulations affecting our business;

•	inaccuracies in the data relating to our industry published by independent sources upon which we rely;

•	changes in the level of acceptance and promotion of alternative automotive parts by insurance companies and auto repairers;

•	changes in the demand for our products and the supply of our inventory due to severity of weather and seasonality of weather patterns;

•	increasing competition in the automotive parts industry;

•	our ability to satisfy our debt obligations and to operate within the limitations imposed by financing agreements;

•	our ability to obtain financing on acceptable terms to finance our growth;

•	declines in the values of our assets;

•	fluctuations in the prices of fuel, scrap metal and other commodities;

•	our ability to develop and implement the operational and financial systems needed to manage our operations;

•	our ability to identify sufficient acquisition candidates at reasonable prices to maintain our growth objectives;

•	our ability to integrate, realize expected synergies, and successfully operate acquired companies and any companies acquired in the future, and the risks associated with these companies;

•
restrictions or prohibitions on selling certain aftermarket products to the extent OEMs seek and obtain more design patents than they have in the past and are successful in asserting infringement of these patents and defending their validity;

•	changes to our business relationships with insurance companies or changes by insurance companies to their business practices relating to the use of our products;

•	product liability claims by the end users of our products or claims by other parties who we have promised to indemnify for product liability matters;

•	costs associated with recalls of the products we sell;

•	currency fluctuations in the U.S. dollar, pound sterling and euro versus other currencies;

•	instability in regions in which we operate that can affect our supply of certain products;

•	interruptions, outages or breaches of our operational systems, security systems, or infrastructure as a result of attacks on, or malfunctions of, our systems;

•	additional unionization efforts, new collective bargaining agreements, and work stoppages;

•	higher costs and the resulting potential inability to service our customers to the extent that our suppliers decide to discontinue business relationships with us; and

•	other risks that are described in our Form 10-K filed March 3, 2014 and in other reports filed by us from time to time with the Securities and Exchange Commission.

You should not place undue reliance on these forward-looking statements. All of these forward-looking statements are based on our expectations as of the date of this press release. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contact:

Joseph P. Boutross-Director, Investor Relations
LKQ Corporation
(312) 621-2793
jpboutross@lkqcorp.com

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Income
(In thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
Revenue	$1,684,131	$1,316,689	$6,740,064	$5,062,528
Cost of goods sold	1,019,572	771,016	4,088,151	2,987,126
Gross margin	664,559	545,673	2,651,913	2,075,402
Facility and warehouse expenses	138,296	113,601	526,291	425,081
Distribution expenses	144,896	111,914	577,341	431,947
Selling, general and administrative expenses	199,544	160,438	762,888	597,052
Restructuring and acquisition related expenses	1,990	2,782	14,806	10,173
Depreciation and amortization	33,583	23,119	120,719	80,969
Operating income	146,250	133,819	649,868	530,180
Other expense (income):
Interest expense	15,965	14,644	64,542	51,184
Loss on debt extinguishment	—	—	324	2,795
Change in fair value of contingent consideration liabilities	149	739	(1,851)	2,504
Other expense (income), net	423	(140)	(1,035)	(2,130)
Total other expense, net	16,537	15,243	61,980	54,353
Income before provision for income taxes	129,713	118,576	587,888	475,827
Provision for income taxes	48,338	40,712	204,264	164,204
Equity in earnings of unconsolidated subsidiaries	(906)	—	(2,105)	—
Net income	$80,469	$77,864	$381,519	$311,623
Earnings per share:
Basic	$0.27	$0.26	$1.26	$1.04
Diluted	$0.26	$0.26	$1.25	$1.02
Weighted average common shares outstanding:
Basic	303,191	300,644	302,343	299,574
Diluted	306,601	305,199	306,045	304,131

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Condensed Consolidated Balance Sheets
(In thousands, except share and per share data)

	December 31, 2014	December 31, 2013
Assets
Current Assets:
Cash and equivalents	$114,605	$150,488
Receivables, net	601,422	458,094
Inventory	1,433,847	1,076,952
Deferred income taxes	81,744	63,938
Prepaid expenses and other current assets	85,799	50,345
Total Current Assets	2,317,417	1,799,817
Property and Equipment, net	629,987	546,651
Intangibles	2,534,420	2,091,183
Other Assets	91,668	81,123
Total Assets	$5,573,492	$4,518,774
Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$400,202	$349,069
Accrued expenses	250,164	198,769
Contingent consideration liabilities	4,293	52,465
Other current liabilities	32,522	36,115
Current portion of long-term obligations	63,515	41,535
Total Current Liabilities	750,696	677,953
Long-Term Obligations, Excluding Current Portion	1,801,047	1,264,246
Deferred Income Taxes	181,662	133,822
Other Noncurrent Liabilities	119,430	92,008
Commitments and Contingencies
Stockholders’ Equity:
Common stock, $0.01 par value, 1,000,000,000 shares authorized, 303,452,655 and 300,805,276 shares issued and outstanding at December 31, 2014 and December 31, 2013, respectively	3,035	3,008
Additional paid-in capital	1,054,686	1,006,084
Retained earnings	1,703,161	1,321,642
Accumulated other comprehensive (loss) income	(40,225)	20,011
Total Stockholders’ Equity	2,720,657	2,350,745
Total Liabilities and Stockholders’ Equity	$5,573,492	$4,518,774

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Cash Flows
(In thousands)

	Year Ended
	December 31,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$381,519	$311,623
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	125,437	86,463
Stock-based compensation expense	22,021	22,036
Deferred income taxes	6,242	4,279
Excess tax benefit from stock-based payments	(17,814)	(18,348)
Other	6,593	9,630
Changes in operating assets and liabilities, net of effects from acquisitions:
Receivables	(61,739)	(44,670)
Inventory	(122,590)	(69,222)
Prepaid income taxes/income taxes payable	18,428	49,993
Accounts payable	(5,474)	49,641
Other operating assets and liabilities	18,274	26,631
Net cash provided by operating activities	370,897	428,056
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(140,950)	(90,186)
Acquisitions, net of cash acquired	(775,921)	(408,384)
Other investing activities, net	(4,123)	(7,036)
Net cash used in investing activities	(920,994)	(505,606)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	9,324	15,392
Excess tax benefit from stock-based payments	17,814	18,348
Net borrowings of long-term and other obligations	496,358	149,141
Other financing activities, net	(4,493)	(16,940)
Net cash provided by financing activities	519,003	165,941
Effect of exchange rate changes on cash and equivalents	(4,789)	2,327
Net (decrease) increase in cash and equivalents	(35,883)	90,718
Cash and equivalents, beginning of period	150,488	59,770
Cash and equivalents, end of period	$114,605	$150,488

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Supplementary Data
(In thousands, except per share data)

	Three Months Ended December 31,
Operating Highlights	2014		2013
		% of Revenue		% of Revenue	Change	% Change
Revenue	$1,684,131	100.0%	$1,316,689	100.0%	$367,442	27.9%
Cost of goods sold	1,019,572	60.5%	771,016	58.6%	248,556	32.2%
Gross margin	664,559	39.5%	545,673	41.4%	118,886	21.8%
Facility and warehouse expenses	138,296	8.2%	113,601	8.6%	24,695	21.7%
Distribution expenses	144,896	8.6%	111,914	8.5%	32,982	29.5%
Selling, general and administrative expenses	199,544	11.8%	160,438	12.2%	39,106	24.4%
Restructuring and acquisition related expenses	1,990	0.1%	2,782	0.2%	(792)	(28.5)%
Depreciation and amortization	33,583	2.0%	23,119	1.8%	10,464	45.3%
Operating income	146,250	8.7%	133,819	10.2%	12,431	9.3%
Other expense (income):
Interest expense	15,965	0.9%	14,644	1.1%	1,321	9.0%
Change in fair value of contingent consideration liabilities	149	0.0%	739	0.1%	(590)	(79.8)%
Other expense (income), net	423	0.0%	(140)	(0.0)%	563	n/m
Total other expense, net	16,537	1.0%	15,243	1.2%	1,294	8.5%
Income before provision for income taxes	129,713	7.7%	118,576	9.0%	11,137	9.4%
Provision for income taxes	48,338	2.9%	40,712	3.1%	7,626	18.7%
Equity in earnings of unconsolidated subsidiaries	(906)	(0.1)%	—	0.0%	(906)	n/m
Net income	$80,469	4.8%	$77,864	5.9%	$2,605	3.3%
Earnings per share:
Basic	$0.27		$0.26		$0.01	3.8%
Diluted	$0.26		$0.26		$—	0.0%
Weighted average common shares outstanding:
Basic	303,191		300,644		2,547	0.8%
Diluted	306,601		305,199		1,402	0.5%

LKQ CORPORATION AND SUBSIDIARIES
Unaudited Supplementary Data
(In thousands, except per share data)

	Year Ended December 31,
Operating Highlights	2014		2013
		% of Revenue		% of Revenue	Change	% Change
Revenue	$6,740,064	100.0%	$5,062,528	100.0%	$1,677,536	33.1%
Cost of goods sold	4,088,151	60.7%	2,987,126	59.0%	1,101,025	36.9%
Gross margin	2,651,913	39.3%	2,075,402	41.0%	576,511	27.8%
Facility and warehouse expenses	526,291	7.8%	425,081	8.4%	101,210	23.8%
Distribution expenses	577,341	8.6%	431,947	8.5%	145,394	33.7%
Selling, general and administrative expenses	762,888	11.3%	597,052	11.8%	165,836	27.8%
Restructuring and acquisition related expenses	14,806	0.2%	10,173	0.2%	4,633	45.5%
Depreciation and amortization	120,719	1.8%	80,969	1.6%	39,750	49.1%
Operating income	649,868	9.6%	530,180	10.5%	119,688	22.6%
Other expense (income):
Interest expense	64,542	1.0%	51,184	1.0%	13,358	26.1%
Loss on debt extinguishment	324	0.0%	2,795	0.1%	(2,471)	(88.4)%
Change in fair value of contingent consideration liabilities	(1,851)	(0.0)%	2,504	0.0%	(4,355)	n/m
Other expense (income), net	(1,035)	(0.0)%	(2,130)	(0.0)%	1,095	51.4%
Total other expense, net	61,980	0.9%	54,353	1.1%	7,627	14.0%
Income before provision for income taxes	587,888	8.7%	475,827	9.4%	112,061	23.6%
Provision for income taxes	204,264	3.0%	164,204	3.2%	40,060	24.4%
Equity in earnings of unconsolidated subsidiaries	(2,105)	(0.0)%	—	0.0%	(2,105)	n/m
Net income	$381,519	5.7%	$311,623	6.2%	$69,896	22.4%
Earnings per share:
Basic	$1.26		$1.04		$0.22	21.2%
Diluted	$1.25		$1.02		$0.23	22.5%
Weighted average common shares outstanding:
Basic	302,343		299,574		2,769	0.9%
Diluted	306,045		304,131		1,914	0.6%

The following unaudited tables compare certain third party revenue categories:

	Three Months Ended
	December 31,
	2014	2013	Change	% Change
	(In thousands)
Included in Unaudited Condensed Consolidated
Statements of Income of LKQ Corporation
North America	$858,223	$790,916	$67,307	8.5%
Europe	464,755	378,974	85,781	22.6%
Specialty	210,029	—	210,029	n/m
Parts and services	1,533,007	1,169,890	363,117	31.0%
Other	151,124	146,799	4,325	2.9%
Total	$1,684,131	$1,316,689	$367,442	27.9%

Revenue changes by category for the three months ended December 31, 2014 vs. 2013:

	Revenue Change Attributable to:
	Acquisition	Organic	Foreign Exchange	% Change
North America	2.9%	6.2%	(0.6)%	8.5%
Europe	12.5%	13.8%	(3.7)%	22.6%
Specialty	n/m	n/m	n/m	n/m
Parts and services	23.9%	8.7%	(1.6)%	31.0%
Other	8.4%	(5.3)%	(0.1)%	2.9%
Total	22.2%	7.1%	(1.4)%	27.9%

	Year Ended
	December 31,
	2014	2013	Change	% Change
	(In thousands)
Included in Unaudited Condensed Consolidated
Statements of Income of LKQ Corporation
North America	$3,437,821	$3,171,733	$266,088	8.4%
Europe	1,843,730	1,257,847	585,883	46.6%
Specialty	805,208	—	805,208	n/m
Parts and services	6,086,759	4,429,580	1,657,179	37.4%
Other	653,305	632,948	20,357	3.2%
Total	$6,740,064	$5,062,528	$1,677,536	33.1%

Revenue changes by category for the year ended December 31, 2014 vs. 2013:

	Revenue Change Attributable to:
	Acquisition	Organic	Foreign Exchange	% Change
North America	2.8%	6.1%	(0.5)%	8.4%
Europe	27.0%	16.1%	3.6%	46.6%
Specialty	n/m	n/m	n/m	n/m
Parts and services	27.8%	9.0%	0.6%	37.4%
Other	9.3%	(6.0)%	(0.1)%	3.2%
Total	25.5%	7.1%	0.6%	33.1%

The following unaudited table reconciles Net Income to EBITDA:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
	(In thousands)
Net income	$80,469	$77,864	$381,519	$311,623
Depreciation and amortization	34,790	24,595	125,437	86,463
Interest expense, net	15,807	14,538	63,947	50,825
Loss on debt extinguishment (1)	—	—	324	2,795
Provision for income taxes	48,338	40,712	204,264	164,204
Earnings before interest, taxes, depreciation and amortization (EBITDA)	$179,404	$157,709	$775,491	$615,910
EBITDA as a percentage of revenue	10.7%	12.0%	11.5%	12.2%

(1)	Loss on debt extinguishment is considered a component of interest in calculating EBITDA, as the write-off of debt issuance costs is similar to the treatment of debt issuance cost amortization.

We provide a reconciliation of Net Income to EBITDA as we believe it offers investors, securities analysts and other interested parties useful information regarding our results of operations because it assists in analyzing our performance and the value of our business. EBITDA provides insight into our profitability trends, and allows management and investors to analyze our operating results with and without the impact of depreciation, amortization, interest and income tax expense. We believe EBITDA is used by securities analysts, investors, and other interested parties in evaluating companies, many of which present EBITDA when reporting their results. EBITDA should not be construed as an alternative to operating income, net income or net cash provided by (used in) operating activities, as determined in accordance with accounting principles generally accepted in the United States. In addition, not all companies that report EBITDA information calculate EBITDA in the same manner as we do and, accordingly, our calculation is not necessarily comparable to similarly named measures of other companies and may not be an appropriate measure for performance relative to other companies.

The following unaudited table compares revenue and Segment EBITDA by reportable segment:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
	(In thousands)
Revenue
North America	$1,008,934	$937,316	$4,089,290	$3,802,929
Europe	465,492	379,373	1,846,155	1,259,599
Specialty	210,585	—	807,015	—
Eliminations	(880)	—	(2,396)	—
Total revenue	$1,684,131	$1,316,689	$6,740,064	$5,062,528
Segment EBITDA
North America	$128,804	$123,420	$543,943	$486,831
Europe	38,329	37,810	167,155	141,756
Specialty	15,316	—	79,453	—
Total Segment EBITDA	182,449	161,230	790,551	628,587
Deduct:
Restructuring and acquisition related expenses	1,990	2,782	14,806	10,173
Change in fair value of contingent consideration liabilities	149	739	(1,851)	2,504
Add:
Equity in earnings of unconsolidated subsidiaries	(906)	—	(2,105)	—
Earnings before interest, taxes, depreciation and amortization (EBITDA)	$179,404	$157,709	$775,491	$615,910

The key measure of segment profit or loss reviewed by our chief operating decision maker, who is our Chief Executive Officer, is Segment EBITDA. Segment EBITDA includes revenue and expenses that are controllable by the segment. Corporate and administrative expenses are allocated to the segments based on usage, with shared expenses apportioned based on the segment's percentage of consolidated revenue. Segment EBITDA is calculated as EBITDA excluding restructuring and acquisition related expenses, change in fair value of contingent consideration liabilities and equity in earnings of unconsolidated subsidiaries. EBITDA, which is the basis for Segment EBITDA, is calculated as net income excluding depreciation, amortization, interest (including loss on debt extinguishment) and taxes. Loss on debt extinguishment is considered a component of interest in calculating EBITDA, as the write-off of debt issuance costs is similar to the treatment of debt issuance cost amortization.

The following unaudited table reconciles Net Income and Diluted Earnings per Share to Adjusted Net Income and Adjusted Diluted Earnings per Share, respectively:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
(In thousands, except per share data)
Net income	$80,469	$77,864	$381,519	$311,623
Adjustments:
Restructuring and acquisition related expenses, net of tax	1,202	1,811	9,661	6,587
Loss on debt extinguishment, net of tax	—	—	214	1,808
Change in fair value of contingent consideration liabilities	149	739	(1,851)	2,504
Adjusted net income	$81,820	$80,414	$389,543	$322,522
Weighted average diluted common shares outstanding	306,601	305,199	306,045	304,131
Diluted earnings per share	$0.26	$0.26	$1.25	$1.02
Adjusted diluted earnings per share	$0.27	$0.26	$1.27	$1.06

We provide a reconciliation of Net Income and Diluted Earnings per Share ("EPS") to Adjusted Net Income and Adjusted Diluted EPS as we believe it offers investors, securities analysts and other interested parties useful information regarding our results of operations because it assists in analyzing our performance and the value of our business. Adjusted Net Income and Adjusted Diluted EPS are presented as supplemental measures of our performance that management believes are useful for evaluating and comparing our operating activities across reporting periods. In 2014 and 2013, the Company defines Adjusted Net Income and Adjusted Diluted EPS as Net Income and Diluted EPS adjusted to eliminate the impact of restructuring and acquisition related expenses, net of tax, loss on debt extinguishment, net of tax, and the change in fair value of contingent consideration liabilities. Adjusted Net Income and Adjusted Diluted EPS should not be construed as alternatives to Net Income or Diluted EPS as determined in accordance with accounting principles generally accepted in the United States. In addition, because not all companies use identical calculations, this presentation of Adjusted Net Income and Adjusted Diluted EPS may not be comparable to similarly titled measures of other companies.